ASSIGNMENT OF THE MAJESTIC NOTE


FOR VALUE RECEIVED, the undersigned hereby assigns and transfers to:

         Gail E. Bostwick
         916C Sealane Drive
         Encinitas, CA 92024-5058

ALL rights, title and interest in and to the "Majestic Note of $260,000 (TWO HUNDRED SIXTY THOUSAND) INCLUDING all Unpaid Interest."

THIS DOCUMENT SUPERSEDES ALL VERBAL AND WRITTEN AGREEMENTS. ALL RECOURSE AND COLLATERAL IS HEREBY NULL AND VOID. THERE ARE NO WARRANTIES OF ANY KIND (KNOW OR UNKNOWN). THE NOTE IS SOLD WITHOUT RECOURSE TO THE UNDERSIGNED. COLLECTION OF ALL PAYMENTS OF PRINCIPAL AND UNPAID INTEREST IS THE RESPONSIBILITY OF GAIL E. BOSTWICK.


This agreement shall be binding upon and inure to the benefit of the parties, their successors, assigns, and personal representatives.

4/8/99                                          /s/  Chung F. Han
--------------------                        ------------------------------
Date                                                 Chung F. Han, President
                                                     Mei Wah Company, Inc.

4/8/99                                          /s/  Danny Y. Lee
--------------------                        -----------------------------
Date                                                 Danny Y. Lee (Witness)